Exhibit 10.18

PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is entered into as of the 28th day of July, 2006 (the “Effective Date”) by and between BG Medicine, Inc., a corporation having offices at 610 N. Lincoln Street, Waltham, Massachusetts 02451 (“BGM”) and Merck & Co., Inc., having offices at One Merck Drive, Whitehouse Station, NJ 08889 (“Participant” ; each of Participant and BGM are sometimes referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, BGM and Philips Medical Systems Nederland B.V., a company having offices at Veenpluis 4-6 Best, the Netherlands (“Philips”) intend to collectively design and conduct a number of activities (the “HRP Initiative”) in order to advance the understanding, recognition and management of High Risk Plaque for the benefit of all stakeholders in the healthcare system as described in the form of Program Outline to be attached hereto as Exhibit A-1 (the “HRP Program”); and

WHEREAS, BGM will administer, coordinate and implement the HRP Program; and

WHEREAS, Participant desires to sponsor the HRP Initiative and to obtain access to the data generated in the performance of the HRP Initiative, and a non-exclusive license under certain intellectual property rights, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

1.   Definitions. Capitalized terms used herein shall have the definition provided in the introductory paragraph or recitals above, or the definition provided below, as applicable.

“Affiliate” means any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party. For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of (a) fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, (b) fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or (c) any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

“Confidential Information” means confidential scientific, business, or financial information provided by one Party (a “disclosing Party”) to any other Party (a “receiving Party”) pursuant to this Agreement; provided that, Confidential Information does not include:

(a)          information that is or becomes publicly known or that is or becomes available from public sources;

(b)         information that is already known by the receiving Party, or information that is independently created or compiled by the receiving Party without reference to or use of the provided information;

(c)          information that relates to potential hazards or cautionary warnings associated with the production, handling, or use of the subject matter of the HRP Program; or

(d)         information that is provided to the receiving Party by a third party who is not bound by obligations of confidentiality to the disclosing Party.

“Data” means all data first produced in the performance of the HRP Initiative as described in the HRP Program.

“Participant Proprietary Product” means any drug compound or medical device controlled by Participant. For purposes of this definition, “control” means the possession by Participant of (a) a 50% or more ownership interest in a drug compound or medical device or (b) a licensing interest that permits Participant to exclusively develop, manufacture and sell such drug compound or medical device.

“Project Invention” shall have the definition provided in Section 5.2.

“Reports” shall have the definition provided in Section 4.

“HRP Program” means a written plan describing the activities to be carried out in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

support of the HRP Initiative, as such written plan may be amended, modified or updated. Each HRP Program shall include the resource requirements of, and budget applicable to, the conduct of each HRP Program. The initial HRP Program shall be developed by the SPB and approved by the JSC within sixty (60) days of the Effective Date and attached hereto as Exhibit A-1 and each additional HAP Program shall be developed by the SPB and approved by the JSC prior to the initiation of any Program Activities with respect to each such HRP Program and attached hereto as addendums to Exhibit A.

“Program Activity” means the activities to be conducted as part of the HRP Initiative as described in the applicable HRP Program.

“Scientific Program Board” or “SPB” means the scientific advisory board comprised of academic experts in applicable fields, representatives of BGM Participant, and other sponsors of the HRP Initiative that are approved by the JSC, as further described in Section 3.2.

“Joint Steering Committee” or the “JSC” means the joint steering committee comprised of those representatives of BGM, Participant, and other sponsors of the HRP Initiative, as further described in Section 3.1.

“Third Party Contractor” means any third party contract research organization, research laboratory or similar entity engaged by Participant to perform development services with respect to any Participant Proprietary Product.

2.  HRP Initiative.

2.1     Performance of HRP Initiative. BGM shall coordinate, administer and execute the HRP Initiative as provided in the HRP Program. The HRP Initiative shall be implemented through the conduct by BGM of Program Activities, each of which will be described in the HRP Program and/or in amendments thereto.

2.2     HRP Program; Amendments. Within sixty (60) days of the Effective Date the initial HRP Program shall be prepared by the SPB, approved by the JSC and attached hereto as Exhibit A-1. Any changes to the HRP Program shall be prepared by the SPB and approved by the JSC in accordance with Section 3.1 below.

2.3     Limits on Participation. Excluding BGM, the HRP initiative shall have no less than two (2) and no more than five (5) sponsors (including Participant). Philips must be a sponsor of the HRP Initiative. All sponsors joining the HRP Initiative after Participant (“Subsequent Participants”), including Philips, shall pay BGM the same amount for the HRP Initiative as paid by Participant. To join the HRP Initiative, Subsequent Participants shall execute participation agreements including the same terms set forth in this Agreement. Subsequent Participants must execute participation agreements joining the HRP Initiative within six (6) months of the Effective Date; thereafter, Subsequent Participants shall only be permitted to join the HRP Initiative with the unanimous consent of the JSC. Any changes or amendments to the terms of this Agreement included in a Subsequent Participants’ participation agreement must be approved in writing by Participant, such approval not to be unreasonably withheld.

2.4     Open Technology. In order to promote widespread availability and adoption of imaging technology inventions arising from the HRP Initiative that are specific to imaging technology equipment, and their applications to various types of imaging equipment, these imaging technology equipment inventions and applications will be made available to third parties, such as GE, Siemens and other imaging equipment manufacturers with a market share of 10% or more in an imaging segment under customary multi-vendor terms and polices.

3.     Governance

3.1.    Joint Steering Committee.

(a) Formation: Responsibilities. As soon as practicable after the Effective Date, the Joint Steering Committee shall be formed to (i) oversee the overall conduct and progress of the HRP Initiative; (ii) establish such additional committees as may be necessary to achieve the objectives of the HRP Initiative and, to the extent so established, approve the governing procedures applicable thereto; (iii) finalize and approve each Program Activity (including all budgets and work plans included therein) and/or each amendment to any HRP Program proposed by the SPB; (iv) make all decisions with respect to the initiation and performance of any Program

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Activity and the application of funds to such Program Activity; (v) approve all press releases related to the HRP Initiative; (vi) review and approve all patent filings to be made covering any Project Inventions; (vii) provide a forum for the resolution of disputes among the Parties with respect to the HRP Initiative; (viii) negotiate, and if desirable, grant commercialization rights to the Data and Project Inventions; (ix) if necessary, dissolve the SPB; and (x) approve, and if necessary, replace or discharge the Co-Chairs of the SPB.

(b)     Designation of Representatives. BGM and each Participant shall have the right to designate one (l) member to serve on the JSC. Participant shall provide written notice to BGM of the name of such member promptly after the Effective Date. Unless otherwise agreed by the Parties, (i) the Co-chairs of the SPB shall be non-voting members of the JSC; (ii) the representatives of BGM and Philips on the JSC shall be the Co-Chairs of the JSC and (iii) the representative of BGM on the JSC shall serve as Secretary to the JSC. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party.

(c)     Meetings. The JSC shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs of the HRP Initiative and the responsibilities of the JSC. The Secretary shall have the responsibility for preparing and circulating to each JSC member an agenda for each JSC meeting not later than one (1) week prior to such meeting. The JSC shall meet not less than once per calendar quarter or at such other intervals as it deems appropriate. Meetings of the JSC may be held in person or by teleconference or videoconference. Upon prior request by any member of the JSC, any JSC meeting may be conducted excluding the Co-chairs of the SPB.

(d)     Quorum. At each JSC meeting, (i) the presence of at least a majority of the JSC members shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the JSC at such meeting. All decisions of the JSC shall be made by vote or written consent of the majority of all members. In the event that the JSC is unable to resolve any matter before it for consideration, such matter shall be resolved in accordance with Section 3.1(f).

(e)     Minutes: Updates. The JSC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail. Drafts of the minutes of each meeting, as well as an update on the status of all Program Activities, shall be prepared and circulated to the members of the JSC by the Secretary within a reasonable time, not to exceed ten (10) business days, after the meeting. Each member of the JSC shall have the opportunity to provide comments on the draft minutes. Draft minutes shall be approved, disapproved and revised as soon as practicable. Upon approval, final minutes of each meeting shall be circulated to the members of the JSC by the Secretary.

(f)      Dispute Resolution. The JSC members shall use reasonable efforts to reach agreement on any and all matters presented to it. In the event that, despite such reasonable efforts, the agreement on a particular matter cannot be reached by the JSC in accordance with Section 3.1(d) within ten (10) days after the JSC first meets to consider such matter (each such matter, a “Disputed Matter”), then the JSC shall abandon consideration of the Disputed Matter and the subject matter of the Disputed Matter shall not be implemented.

3.2   Scientific Program Board.

(a) Formation: Responsibilities. As soon as practicable after the Effective Date, the Scientific Program Board shall be formed to (i) provide advice on the direction and performance of the Program Activities that make up the HRP Initiative; (ii) propose and design Program Activities for submission to and the approval of the JSC; (iii) propose such additional scientific subcommittees as may be necessary to achieve the objectives of any Program Activity for submission to and the approval of the JSC; (iv) identify any public disclosure needs related to the HRP Initiative and develop scientific disclosure and publication materials for approval by the JSC; and (v) review and present to the JSC all Project Inventions. The SPB shall use reasonable efforts to reach agreement on any and all matters; provided, that, in the event that the SPB is unable to resolve any matter before it, such matter shall be referred to the JSC for resolution. BGM shall give good faith consideration to the advice of the SPB with

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

respect to the conduct of all Program Activities; provided, that BGM shall at all times adhere to the requirements of the HRP Program in the performance of the HRP Initiative.

(b)      Designation of Representatives. The JSC shall appoint the Co-Chairs and Secretary of the SPB, which shall consist of scientific and academic leaders in the field of High Risk Plaque, scientists from Participant companies and/or individuals with expertise in other selected fields indirectly related to the High Risk Plaque Field such as patient advocacy, medical specialty, payors or the federal government. Additional members of the SPB may be nominated by the SPB or by members of the JSC. The SPB shall approve new members or remove its members by a majority vote. In addition, after approval by the SPB, new members of the SPB employed by for-profit corporations which are not sponsors of the HRP Initiative must be approved by the JSC. The SPB shall have no more than thirteen (13) members, not counting ad-hoc and SPB sub committee members. The JSC may remove the Co-Chairs of the SPB or dissolve the entire SPB at any time by majority vote with or without cause.

(c)       Meetings. The SPB shall establish a schedule of times for regular meetings, taking into account, without limitation, the planning needs of the HRP Initiative and the responsibilities of the SPB. The Secretary shall have the responsibility for preparing and circulating to each SPB member an agenda for each SPB meeting not later than one (1) week prior to such meeting. The SPB shall meet not less than once per calendar quarter or at such other intervals as it deems appropriate. Meetings of the SPB may be held in person or by teleconference or videoconference.

(d)      Quorum. At each SPB meeting, (i) the presence of a majority of the SPB members shall constitute a quorum and (ii) each member who is present shall have one vote on all matters before the SPB at such meeting. All decisions of the SPB shall be made by vote or written consent by the majority of all members.

(e)       Minutes: Updates. The SPB shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail. Drafts of the minutes of each meeting, as well as an update on the status of all Program Activities, shall be prepared and circulated to the members of the SPB and JSC by the Secretary within a reasonable time, not to exceed ten (10) business days, after the meeting. Each member of the SPB shall have the opportunity to provide comments on the draft minutes. Draft minutes shall be approved, disapproved and revised as soon as practicable. Upon approval, final minutes of each meeting shall be circulated to the members of the SPB by the Secretary.

3.3     Alliance Manager.

(a)  Designation. As soon as practicable after the Effective Date, BGM shall recruit and supervise a person who shall oversee the day-to-day conduct of the Program Activities (the “Alliance Manager”). If requested by the SPB or JSC Co-chairs, the Alliance Manager may attend all meetings of the JSC and the SPB, as the case may be, as a non-voting participant.

(b) Responsibilities. The Alliance Manager shall be responsible for (i) planning, coordinating and managing the conduct of the Program Activities; (ii) performing such tasks in support of the HRP Initiative as may be requested by the JSC.

4.  Reports; Access to Data and Material; Confidentiality; Publication.

4.1     Reports: Data. BGM shall provide the SPB with copies of all written reports (collectively, the “Reports”) that are prepared by it in connection with the conduct of any Program Activity within four (4) months following the completion of a Program Activity or termination of the HRP Initiative. BGM shall also provide each Participant with copies of electronic files containing the Data as soon as practicable following analysis and reporting of a Program Activity.

4.2     Material. When possible, studies will be designed to provide extra materials for distribution to Participant and, if requested by such party, the other sponsors. BGM shall provide Participant with aliquots of such materials collected andlor created during the HRP Initiative (“HRP Materials”). Participant may use the HRP Materials for research, drug discovery and development purposes without further obligation to BGM or any other sponsor of the HRP Initiative.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.3   Confidentiality. Participant, BGM and the other sponsors shall not disclose any Confidential Information received in connection with this Agreement, or the contents of any Reports (including without limitation, any Data) to any third party except for its Affiliates and its collaborators or advisors that are bound terms of confidentiality no less strict than those set forth herein, during the term of this Agreement and for a period of ten (10) years after the date of expiration or termination of this Agreement, without the prior written consent of, during the term of this Agreement, the JSC, and after the term of this Agreement, a majority of BGM, Participant and the other sponsors of the HRP Initiative.

4.4   Publication. All publications or public presentations of the Data shall be prepared or approved by the SPB, subjected to peer review in accord with prevailing scientific custom. The SPB shall provide the JSC with copies of any such publication or public presentation thirty (30) days prior to publication or public release.

5.    IP Ownership; License Grants.

5.1   Ownership; Patent Filings. Subject to the rights granted to Participant and the other sponsors hereunder, all Project Inventions and Data shall be owned by BGM. Philips, as an agent for BGM shall be responsible for the preparation, filing, prosecution and maintenance of all patents and patent applications covering Project Inventions. BGM shall (a) provide the JSC with copies of all patent applications to be filed hereunder for Project Inventions in sufficient time to allow for review and comment by the JSC; {b) consult with the JSC regarding the filing and contents of any such application; and (c) take into consideration in good faith the advice and suggestions of the JSC in connection with such filing.

5.2   License Grant. BGM hereby grants to Participant a non-exclusive, perpetual, royalty-free, worldwide license under all intellectual properly rights that claim any Data and all inventions or discoveries made by BGM, whether alone or jointly with any third party (a) in the performance of HRP Initiative in accordance with the HRP Program or (b) on and after the termination or expiration of this Agreement as a direct result of BGM’s use of the Data (collectively, “Project Inventions”), for use by Participant and its Affiliates for any and all purposes in their regular course of business; provided that neither Participant, BGM or any other sponsor may sell or, except as provided in Section 5.3, sublicense the Data and Project Inventions. The JSC may negotiate and, if desirable, direct BGM to, and BGM shall, as directed by the JSC, grant licenses to sell or sublicense the Data and Project Inventions themselves. All proceeds of any such license shall be used in furtherance of the HRP Initiative or, after the term of this Agreement, be distributed evenly between BGM, Participant and the other sponsors. BGM shall not grant any licenses or other intellectual property rights in or to the Project Inventions and/or Data except as explicitly set forth in this Section 5.2.

5.3   Use of Data. For avoidance of doubt, Participant and its Affiliates shall be permitted to further analyze the Data, to combine the Data with its own data, and to use the Data for its internal purposes; provided, that, Participant and its Affiliates shall not publish any Data. Participant and its Affiliates may use the Data in, and in support of patent applicants being submitted by or on behalf of Participant or its Affiliates. Participant shall have the right to sublicense to its Affiliates and Third Party Contractors the rights and licenses granted to it under this Section 5.3 solely for the purpose of having any such Affiliate and/or Third Party Contractor perform services with respect to one or more Participant Proprietary Products; provided, that, it shall be a condition of any such sublicense that such Affiliate and Third Party Contractor agrees to be bound by all of the applicable terms and conditions of this Agreement (including without limitation Section 4). If Participant grants any such sublicense to its Affiliates and/or Third Party Contractors; Participant shall be deemed to have guaranteed that such Affiliate or Third Party Contractor will fulfill all of Participant’s obligations under this Agreement. No other rights or licenses are granted hereunder, by implication or otherwise. Participant shall own all results, data and intellectual property developed or discovered through its use of the Data and Project Inventions without further obligation to BGM or the other sponsors of the HRP Initiative.

6.  Participation Payment.

6.1   Payment. Provided that BGM has a binding written agreement with at least one (1)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

other sponsor for the HRP Initiative (excluding BGM), Participant shall pay BGM one million seven hundred-thousand dollars (US$1,700,000) within thirty (30) days after the Effective Date (such amount, the “First Participation Payment”). Participant shall pay BGM [***] [***] dollars (US$[***]) in [***] (such amount, the “Second Participation Payment”). Participant shall pay BGM a final payment of [***] dollars (US$[***]) in [***] (such amount, the “Final Participation Payment”) (the First Participation Payment, Second Participation Payment and Final Participation Payment together the “Participation Payments”). Payments shall be made in accordance with wire transfer instructions to be provided by BGM. All payments made pursuant to this Section 6.1 shall be maintained by BGM in a dedicated account, which shall be kept separate from, and not commingled with, any other funds.

6.2   Use of Funds. The Participation Payments shall be used solely to perform the HRP Initiative. In the event that the Participation Payments, when aggregated with payments received from other sponsors, are insufficient to fund the HRP Initiative as set forth in the budget included as part of a HRP Program (including as the same may be amended in accordance with this Agreement), then the JSC shall promptly meet to devise alternative plans, such as scaling back the HRP Initiative and/or identifying one or more alternative sources of funds; provided, that, if Participant does not consent to an alternative plan or the obtaining of such alternative funds, then this Agreement shall be subject to termination by Participant on thirty (30) days notice to BGM and the Participation Payments made by such Participant shall be refunded to Participant to the extent and as provided in Section 7.

7.    Term; Termination.

7.1   Term. This Agreement shall commence on the Effective Date and expire on the first to occur of: (i) the completion of the HRP Initiative and (ii) the fifth anniversary of the Effective Date.

7.2   Termination. This Agreement is subject to early termination by Participant as provided in Section 6.2 above and if Philips has not executed a participation agreement with BGM to join the HRP Initiative within six (6) months of the Effective Date. The JSC may terminate this Agreement and the HRP Initiative by majority vote for any or no reason. Termination by the JSC will become effective immediately after approval by the committee.

7.3   Effect of Termination; Survival. Upon any termination of this Agreement, any portion of the Participation Payments made by a Participant which has not been spent in performance of the HRP Initiative, after deducting amounts committed for non-cancelable commitments, shall be promptly refunded by BGM to Participant. The rights and obligations of the Parties set forth in Sections 4, 5, 7 and 8 shall survive the termination or expiration of this Agreement.

8.   Miscellaneous.

8.1.  NO WARRANTIES. EXCEPT AS SPECIFICALLY STATED HEREIN, THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OR ANY INVENTION, MATERIAL, OR DATA, WHETHER TANGIBLE OR INTANGIBLE, MADE OR DEVELOPED UNDER OR OUTSIDE THE SCOPE OF THIS AGREEMENT OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF ANY INVENTION, DATA OR MATERIAL, OR THAT A TECHNOLOGY UTILIZED BY A PARTY IN THE PERFORMANCE OF THE HRP PROGRAM DOES NOT INFRINGE ANY THIRD-PARTY PATENT RIGHTS.

8.2.  Indemnification and Liability. Participant agrees to hold BGM and Philips (each an “Indemnitee”), and each of their respective officers, directors, employees and agents, harmless and to indemnify each Indemnitee for all liabilities, demands, damages, expenses and losses (“Losses”) arising out of the use by Participant of the Data and/or the Project Inventions, for any purpose; provided, however, that such indemnification shall not be provided to an Indemnitee for a Losses to the extent such Losses arises out of: (i) a breach of this Agreement by such Indemnitee, (ii) a deviation from the HRP Program by such Indemnitee, or (iii) the negligence or willful misconduct of such Indemnitee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.3.  Governing Law. The construction, validity, performance and effect of this Agreement will be governed by the laws of the State of New York without regard to provisions relating to conflicts of laws.

8.4.  Waivers. None of the provisions of this Agreement will be considered waived by any Party unless a waiver is given in writing to the other Party. The failure of a Party to insist upon strict performance of any of the terns and conditions hereof, or failure or delay to exercise any rights provided herein or by law, will not be deemed a waiver of any rights of any Party.

8.5.  Amendments. This Agreement shall only be amended by a written amendment signed by BGM and Participant.

8.6.  Assignment. Neither this Agreement nor any rights or obligations of any Party hereunder will be assigned or otherwise transferred by either Party without the prior written consent of the other Party.

8.7.  Notices. All notices pertaining to or required by this Agreement will be in writing, signed by an authorized representative of the notifying Party, and delivered by first class, registered, or certified mail, or by an express/overnight commercial delivery service, prepaid and properly addressed to the other party at the address set forth above, or to any other address designated in writing by the other Party. Notices to BGM shall be directed to “President;” notices to Philips shall be delivered to “Vice President Strategy and Business Development, Philips Medical Systems; notices to Participant shall be directed to W. Karl Fuchs, Merck & Co., Inc., Sumneytown Pike, P.O. Box 4, WP 42-300, West Point, PA 19486, USA. Notices will be considered timely if received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Any Party may change its address by notice given to the other Party in the manner set forth above.

8.8.  Use of Name; Press Releases. Participant shall not issue any press releases, or make other public statements, that include reference or rely upon the Data or the HRP Program without the prior written consent of the JSC. The JSC shall approve and issue all press releases related to the HRP Initiative. Notwithstanding the foregoing, BGM, Philips and Participant shall each have the right to publicize Participant’s support of the HRP Initiative.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

BG Medicine, Inc.

By:	/s/ Pieter Muntendam
Name:	Pieter Muntendam
Title:	President

Merck & Co., Inc.

By:	/s/ Richard Hargreaves
Name:	Richard Hargreaves, Ph.D.
Title:	Vice President, Research

By:	/s/ Kathleen Metters, Ph.D.
Name:	Kathleen Metters, Ph.D.
Title:	Sr. Vice President, Basic Research

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Exhibit A-1

HRP Program

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

A-1

AMENDMENT TO THE PARTICIPATION AGREEMENT

This AMENDMENT TO THE PARTICIPATION AGREEMENT (this “Amendment”) is entered into as of October 10, 2006 (the “Amendment Effective Date”), by and between Merck & Co., Inc. (“MERCK”) and BG Medicine, Inc., (“BGM”) and amends that certain PARTICIPATION AGREEMENT between MERCK and BGM, dated as of July 28, 2006 (the “Agreement”; capitalized terms used herein without definition herein shall have the meaning given such terms in the Agreement).

Whereas, MERCK and BGM desire to modify the PARTICIPATION AGREEMENT to clarify the use of Personal Data.

Now, therefore, MERCK and BGM, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, agree as follows:

1.               The definition of Personal Data shall be included within the Agreement as follows:

“Personal Data” means any information that identifies or that could be used to identify an individual natural person.

2.               The title of Subsection 2.3, Limits on Participation shall be changed to Additional Participants. The fifth sentence in this subsection, “Thereafter, Subsequent Participants shall only be permitted to join the HRP Initiative by unanimous decision of the JSC.” shall be amended by deleting it in its entirety and replacing it with the following:

Thereafter, Subsequent Participants shall only be permitted to join the HRP Initiative with the consent of at least two-thirds of the JSC.

3.           In Subsection 3.2(b), the fifth sentence, “The SPB shall have no more than thirteen (13) members, not counting ad hoc and SPB sub committee members.” shall be amended by deleting it in its entirety and replacing it with the following:

The JSC shall decide the maximum number of SPB members.

4.               In Subsection 3.3, the name of the ‘Alliance Manager’ has been changed to the ‘Initiative Manager’. All references within the Agreement to the Alliance Manager shall be amended to mean Initiative Manager.

5.               Section 4- Reports; Access to Data and Material; Confidentiality; Publication shall be amended by adding Subsection 4.5 as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.5  Privacy and Data Protection.

(a)     Notwithstanding anything to the contrary in Section 4.3, BGM shall hold in confidence any Personal Data collected or produced in connection with the HRP Initiative except in good faith performance of its obligations under this Agreement, to the extent necessary to be disclosed to regulatory agencies as part of the review process, or to the extent required by law.

(b)     BGM represents and warrants that it has complied, or shall comply, with all applicable laws, rules and regulations relating to the collection or use of HRP Materials and Personal Data, and that it has obtained, or shall obtain, all necessary authorizations, approvals and informed consents, in writing, for the collection, use and disclosure to Participant of the HRP Materials and Personal Data. BGM shall provide documentation of such authorizations, approvals and consents upon Participant’s request. Further, BGM represents and warrants that any HRP Materials and Personal Data provided to Participant do not violate the rights of any third party.

(c)     BGM agrees to ensure that all appropriate administrative, physical and technical safeguards are taken to protect Personal Data from loss, misuse, and unauthorized access, disclosure, alteration or destruction, including without limitation, implementation and enforcement of security policies and procedures applicable to Personal Data.

6.     The first sentence of Subsection 5.3 the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.3  Use of Data. For avoidance of doubt, Participant and its Affiliates shall be permitted to further analyze the Data, including, without limitation, dates, ages, towns, cities, states and zip codes related to individuals, to combine the Data with its own data, and to use the Data for its internal purposes; provided, that, Participant and its Affiliates shall not publish any Data.

7.               Subsection 5.3-Governing Law shall be amended by deleting it in its entirety and replacing it with the following:

8.3.  Governing Law. The construction, validity, performance and effect of this Agreement will be governed by the laws of the State of New York without regard to provisions relating to conflicts of laws. Any dispute arising out of or relating to this Agreement shall be addressed amicably in accordance with Section 3.1(f). In the event a resolution to the dispute cannot be obtained, the dispute shall be resolved through arbitration before three (3) arbitrators. Such arbitration shall take place in New York City, NY and shall proceed in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and the laws of the state of New York without regard to the provisions thereof concerning conflict of laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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8. This Amendment shall become effective as of the Amendment Effective Date. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect in all other respects, unless further amended by written agreement. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be attached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed in the name of and on its behalf, to be effective as of the Amendment Effective Date.

BG Medicine, Inc.

By:	/s/ Pieter Muntendam
Name:	Pieter Muntendam
Title:	President
Date:	Nov 1, 2006

Merck & Co., Inc.

By:	/s/ Richard Hargreaves
Name:	Richard Hargreaves, Ph.D.
Title:	Vice President, Research
Date:	Nov 2, 2006

By:	/s/ Kathleen Metters, Ph.D.
Name:	Kathleen Metters, Ph.D.
Title:	Sr. Vice President, Basic Research
Date:	Nov 8, 2006

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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